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                                                                   Exhibit 12.1

Computation of Ratio of Earnings to Fixed Charges

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                                                                                                             Pro Forma   Pro Forma
                                                                                                               Twelve        Six
                                                         Period   |   Fiscal      Nine                         Months       Months
                                                        January 1,|    Year      Months     Six Months Ended     Ended       Ended
                              Year ended December 31,  to April 4,|   Ended      Ended          June 30,       December 31, June 30,
                          ----------------------------- January 1,|   March    December   ------------------- -----------  --------
                            1997     1998       1999      2000    | 31, 2001   31, 2001     2001      2002       2001        2002
                          -------  --------  --------- ---------- | --------- ----------  -------   --------  ----------  ---------
                                                                  |
Pre-tax income (loss)                                             |
 from continuing                                                  |
 operations before                                                |
 adjustment for                                                   |
 minority interests in                                            |
 consolidated subsidiaries                                        |
 or income (loss) from                                            |
 equity investees ....... $33,690  $(32,663) $(765,197)  $2,133   | (19,447)  $(370,343) $(69,573) $(48,634) $(399,319)  $(47,212)
                                                                  |
Distribution from                                                 |
 joint ventures .........       -         -      4,000            |   3,600         125       625         -        625          -
                          -------  --------  ---------   ------   | -------   ---------  --------  --------  ---------   --------
                           33,690   (32,663)  (761,197)   2,133   | (15,847)   (370,218)  (68,948)  (48,634)  (398,694)   (47,212)
                                                                  |
Interest expense ........       -         -          -            |  57,015      36,833    25,940    24,718     18,567      9,283
Interest allocated to                                             |
 asset held for sale ....       -         -          -            |   1,256           -         -         -          -          -
Interest portion of                                               |
 rent expense ...........   3,454     3,070      4,005      850   |   6,510       4,831     3,348     3,287      6,539      3,287
                          -------  --------  ---------   ------   | -------   ---------  --------  --------  ---------   --------
                                                                  |
Total fixed charges .....   3,454     3,070      4,005      850   |  64,781      41,664    29,288    28,005     25,106     12,570
                          -------  --------  ---------   ------   | -------   ---------  --------  --------  ---------   --------
Earnings before income                                            |
 taxes and fixed                                                  |
 charges ................ $37,144  $(29,593) $(757,192)  $2,983   | $48,934   $(328,554) $(39,660) $(20,629) $(373,588)  $(34,642)
                          =======  ========  =========   ======   | =======   =========  ========  ========  =========   ========
Ratio of earnings to                                              |
 fixed charges ..........    10.8     (a)        (a)        3.5   |   (a)         (a)       (a)       (a)        (a)        (a)
                          =======  ========  =========   ======   | =======   =========  ========  ========  =========   ========
                                                                  |
(a) Insufficient to                                               |
    cover by:                        32,663   761,197             |  15,847     370,218    68,948    48,634    398,694     47,212
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